UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 9, 2009

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

       000-26347

410985135

___________________________________________________________________________________________

(State or other jurisdiction                          (Commission

(IRS Employer

 of incorporation)                                  File Number)

 Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code:  +86 (0)10 8518 9669

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 9, 2009, we closed a Subscription Agreement with Redrock Venture Capital Ltd (“Redrock”), a BVI company, under which we agreed to issue up to $1,500,000 of our senior convertible notes (“Senior Notes”). At closing, we exchanged $1,250,000 in existing demand notes (discussed below) which we have previously issued for a like amount of the Senior Notes. With respect to the balance under the Senior Notes ($250,000), we have received approximately $70,000 to date, and expect to receive the remainder amount from Redrock on or before May 1, 2009. The $1,250,000 Senior Note is due and payable on June 1, 2010. We issued 2,500,000 shares of our common stock as prepaid interest for the note.

Commencing in September 2008, we received loans from our Chairman, Dr. Bruno Wu, in various increments totaling approximately $1,000,000. These loans were evidenced by a demand note bearing no interest. Dr. Wu recently assigned the demand note to Redrock. More recently, we received a loan from Redrock in the amount of $250,000, also under a demand note. We used the proceeds from that transactions to make the initial installment under the debt settlement agreement with certain investors (please refer to our Form 8-K filed with the Securities and Exchange Commission on February 19, 2009). At closing, the two demand notes in favor of Dr. Wu (assigned to Redrock) and Redrock were cancelled.

Dr. Bruno Wu, who is our Chairman and a control person of our company, also is the Chairman of Redrock, however, Dr. Wu has no ownership interest in Redrock. Mr. Wu’s spouse, Ms. Yang Lan, is the majority shareholder of Redrock. She also is controlling shareholder of Sun Media Investment Holdings, one of our largest shareholders. The loan from Redrock is due on demand and bears no interest.

The general terms of the Senior Notes are disclosed in greater detail in Item 3.02 below. The transactions described herein have not been the result of arm’s length negotiations among the parties.

Item 3.02. Unregistered Sales of Equity Securities

As mentioned above, on March 9, 2009, we entered into a Subscription Agreement with Redrock and issued $1,250,000 of our Senior Notes. The $1250,000 Senior Note is due and payable on June 1, 2010. We issued 2,500,000 shares of our common stock as prepaid interest for the note.

The Senior Notes are initially convertible into our common shares at a conversion price of $0.015 per share.  After the occurrence of an event of default under the Senior Notes, the conversion price shall be adjusted to eighty percent (80%) of the volume weighted average price of our common shares for the five trading days prior to a conversion date.

If, on the payment date, the market price for our common shares are equal to or more than $0.015 per share, we may make this payment in our common shares at the then existing conversion rate.  However, if, on the payment date, either (i) the market price for our common shares are less than $0.015 per share or (ii) a Registration Statement covering the common stock underlying the notes and warrants is not effective, then we must make this payment in cash in an amount equal to 135% of the Principal Amount component of the Monthly Amount.. Subject to certain terms and conditions set forth therein, the Senior Notes are redeemable by us at a rate of between 120% to 150% of the outstanding principal amount of the notes plus interest. We have agreed to register the secondary offering and resale of the shares issuable upon conversion of the New Notes and Interest Shares under certain circumstances.

We agreed to issue to Redrock 3,000,000 shares of our common stock as prepaid interest under the Senior Notes.

On March 10, 2009, we received a notice of conversion from Redrock stating that Redrock has converted the $1,250,000 Senior Note into shares of our common stock. Pursuant to the terms of the note and Redrock’s conversion request, we are required to issue Redrock 85,833,333 shares of our common stock.

Item 5.01 Changes in Control of Registrant.

As a result of the transaction described in Item 3.02, a change in control occurred with respect to our capital stock ownership.

The following table will identify, as of March 11, 2009, after giving effect to the Redrock transaction described above, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be NextMart Inc., Oriental Plaza Bldg. W3, Twelfth Floor, 1 East Chang’an Avenue, Dongcheng District Beijing, 100738

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Bruno Wu (2)	115,101,526	53.7%
Yang Lan (3)	115,101,526	53.7%%
Ren Huiliang(4)	3,491,379	1.8%
Sun Media Investment Holdings Limited (“SMIH”) P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (5)(6)	11,741,526	6.0%
Redrock Capital Ventures, Limited (“Redrock”) Oriental Plaza Bldg. W3 12 Fl. East Chang'an Ave. Dongcheng District Beijing, 100738 PRC (9)	103,000,000	48.1%
Officers and Directors as a group (10)	118,592,905	55.3%

(1).

Based on 194,597,536 outstanding of common stock issued and outstanding after giving effect to the Redrock transaction described above. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Represents 103,000,000 shares of common stock issuable to Redrock (see footnote 9), 11,921,526 shares held by SMIH, and 180,000 shares held by Dr. Wu’s spouse, Ms. Yang Lan. Dr. Wu is Chairman and a Director of both Redrock and SMIH. His wife is the majority shareholder of both Redrock and SMIH. Dr. Wu disclaims ownership of all such shares.

(3).

Represents 103,000,000 shares of common stock issuable to Redrock (see footnote 9), 11,921,526 shares held by SMIH, and 180,000 shares held by Ms. Yang Lan. Ms. Yang is the spouse of Dr. Bruno Wu, our Chairman. Ms. Yang is the majority shareholder of both Redrock and SMIH.

(4).

Mr. Ren Huiliang is an officer and director of our company.

(5).

Pursuant to a Pooling Agreement (“the Agreement”) between TLG, Sun Media Investment (“SMIH”), and us dated March 31, 2007, both SMIH and TLG agreed to place 6.9 million shares of their respective holdings in the Company into escrow until at least June 30, 2008, As a result of the Agreement, all 13.8 million shares collectively held by SMIH and TLG will not be transferable by either party unless there is first an amendment to the Agreement.

(6).

Ms. Yang, the spouse of Dr. Bruno Wu, is a controlling person of this shareholder.

(7).

Represents 100,000,000 shares of our common stock issuable upon conversion of the Senior Notes (of which 83,333,333 is due to Redrock by virtue of their March 10, 2009 conversion notice to us), and 3,000,000 shares of our common stock issuable as prepaid interest under the Senior Notes (of which 2,500,000 is due Redrock for the $1,250,000 Senior Note). Ms. Yang, the spouse of Dr. Bruno Wu, is a controlling person of this shareholder.

(8).

Represents 115,101,526 shares held indirectly by Dr. Bruno Wu, and 3,491,379 shares held by Ren Huiliang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date:  March 13, 2009

By:  /s/

Bruno Wu

        Bruno Wu, Chairman

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